UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

Arabian American Development Company
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1600 Hwy 6 South, Suite 240
Sugar Land, Texas 77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)

Arabian American Development Company (the “Company”) held its Annual Meeting of Stockholders on June 6, 2012. For more information on the following proposals, see the Company’s 2012 Proxy Statement, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

(b)

The shareholders elected each of the Board’s three director nominees as set forth below:

Nominees	Votes For	% For	Votes Against	Abstentions	Broker Non-Votes
Allen P. McKee (3 year term)	8,406,129	98.78%	27,620	76,644	7,174,117
Joseph P. Palm (2 year term)	8,201,972	96.38%	232,277	76,144	7,174,117
John R. Townsend (3 year term)	8,308,385	97.63%	125,870	76,138	7,174,117

The shareholders voted as set forth below on three management proposals:

Ratification of BKM Sowan Horan, LLP as Independent Auditors for 2012:

Votes For:	15,515,837	98.92%
Votes Against:	151,688
Abstentions:	16,985
Broker Non-Votes:	0

Advisory Vote on Executive Compensation:

Votes For:	7,099,414	83.42%
Votes Against:	361,554
Abstentions:	1,049,425
Broker Non-Votes:	7,174,117

Approval of Company’s Stock and Incentive Plan:

Votes For:	7,085,438	83.25%
Votes Against:	1,237,957
Abstentions:	186,998
Broker Non-Votes:	7,174,117

The Company’s website (www.arabianamericandev.com) contains a significant amount of information about the Company including financial and other information for investors. The Company encourages investors to visit its website from time to time as information is updated, and new information is added.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company in the capacities indicated on June 7, 2012.

Signature	Title
/s/ Connie Cook Connie Cook	Chief Financial Officer (principal financial and accounting officer)